PL Short Duration Bond Fund
Report Pursuant to Rule 10f-3
Quarter Ended June 30, 2009


Securities Purchased


(1)
Name of Issuer
Wal-Mart Stores, Inc.

(2)
Description of Security (name, coupon, maturity, subordination, common stock, etc.)
WMT 3.20% 05/15/14
CUSIP:  931142CQ4

(3)
Date of Purchase
05/14/2009

(4)
Date of Offering
05/14/2009

(5)
Unit Price
99.987

(6)
Principal Amount of Total Offering
$1,000,000,000.00

(7)
Underwriting Spread (% and $)
0.35%

(8)
Principal Amount of Total Offering
$8,000,000,000

(8)
Names of Syndicate Members
Barclays Capital,
Deutsche Bank
Securities, J.P.
Morgan, BBVA
Securities, Wachovia
Securities, Banc of
America Securities
LLC, Banca IMI, BNP
Paribas, CastleOak
Securities, L.P.,
Citi, Credit
Suisse, Dresdner
Kleinwort, Goldman,
Sachs & Co., HSBC,
Mizuho Securities
USA Inc., Mitsubishi UFJ
Securities, Ramirez
& Co., Inc., RBS,
Santander Investment,
Standard Chartered,
UBS Investment
Bank, U.S. Bancorp
Investments, Inc.,
Utendahl Capital Group, LLC

(9)
Dollar Amount of Purchase by the Portfolio
$249,968.00

(10)
% of Offering Purchased by Portfolio
0.25%

(11)
% of Offering Purchased by Associated Accounts
7.475%

(12)
% of Portfolio Assets Applied to Purchase
0.50%

(13)
Name(s) of Syndicate Members(s) from whom Purchased
Barclays

(14)
Name(s) of Affiliated Underwriter
Goldman, Sachs & Co.